SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  April 1, 2003
                                 Date of Report


                           DIVIDEND CAPITAL TRUST INC.
               (Exact Name of Registrant as Specified in Charter)




          Maryland                      333-86234                82-0538520
---------------------------        ------------------         ------------------
State or other jurisdiction        Commission File No.          IRS Employer
       of incorporation                                       Identification No.




                           518 17th Street, 17th Floor
                             Denver, Colorado 80202
                     (Address of Principal Executive Office)



                                 (303) 228-2200
              (Registrant's Telephone Number, Including Area Code)



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Item 9.  Regulation FD Disclosure.

     On March 31, 2003, the board of directors of Dividend Capital Trust Inc. (the "Company") declared a dividend for the second quarter of 2003 equal to a 6.25% annualized rate of return based on an investment of $10.00 per share. The dividend is to be paid after June 30, 2003. The Company's second quarter dividend will be calculated on a daily basis for stockholders of record as shown on the books of the Company at the close of business on each day during the period commencing April 1, 2003 and continuing on each day thereafter through and including June 30, 2003.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        DIVIDEND CAPITAL TRUST INC.



DATE:  April 1, 2003                    By: /s/ Evan H. Zucker
                                            ------------------------------------
                                            Evan H. Zucker
                                            Chief Executive Officer